Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert E. Conway, Chief Executive Officer of Array BioPharma Inc. (the “Company”), and R. Michael Carruthers, Chief Financial Officer of the Company, do each hereby certify that, to the best of his knowledge and except as corrected or supplemented in a subsequent periodic report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the date hereof:

                                                (a) the Quarterly Report on Form 10-Q of the Company for the three-month period ended December 31, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

                                                (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned have executed this Certificate as of the 5th day of February 2008.

/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer